INVESTOR PRESENTATION JANUARY 2026 www.amcoastal.com

Forward- Looking Statements American Coastal Insurance Corporation Statements made in this presentation and otherwise, that are not historical facts are “forward-looking statements”. The Company believes these statements are based on reasonable estimates, assumptions and plans. However, if the estimates, assumptions, or plans underlying the forward-looking statements prove inaccurate or if other risks or uncertainties arise, actual results could differ materially from those expressed in, or implied by, the forward-looking statements. These statements are made subject to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements do not relate strictly to historical or current facts and may be identified by their use of words such as “may,” “will,” “expect,” "endeavor," "project," “believe,” "plan," “anticipate,” “intend,” “could,” “would,” “estimate” or “continue” or the negative variations thereof or comparable terminology. Factors that could cause actual results to differ materially may be found in the Company's filings with the U.S. Securities and Exchange Commission, in the “Risk Factors” section in the Company's most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q. Forward-looking statements speak only as of the date on which they are made, and, except as required by applicable law, the Company undertakes no obligation to update or revise any forward-looking statements.

American Coastal Insurance Corporation® (ACIC) is a holding company that underwrites commercial residential property insurance policies in Florida through its wholly owned subsidiary, American Coastal Insurance Company (AmCoastal), founded in 2007. AmCoastal has the #1 market share in commercial residential property insurance in Florida with roughly 4,300 policies and $637 million of premium in-force as of September 30, 2025. Corporate Overview Key Metrics Nasdaq Ticker: ACIC Stock Price (1/9/2026): $11.31 per share Market Cap: $552 M Net Premiums Earned1: $302 M Net Income from Continuing Operations1: $107 M Kroll Credit Rating: BBB-/Positive Headquarters: St. Petersburg, FL American Coastal Insurance Corporation *Annualized

Expanded Partnership American Coastal Insurance Corporation AmRisc leads the U.S. market in underwriting catastrophe and specialty insurance for commercial property. American Coastal to provide E&S capacity to AmRisc ACIC plans to execute a net quota share reinsurance agreement to assume a 6% share of AmRisc’s nationwide E&S commercial property portfolio in-force. AmRisc was founded by ACIC Executive Chairman and Former CEO, Dan Peed, in 2000. AmRisc has a 25-year track record of underwriting profitability throughout the insurance cycle ITD written premium of $22.6B with loss ratio of 42.4%.

E&S Capacity Allocation American Coastal Insurance Corporation Carrier A- 45% Carrier B- 25% Carrier C- 15% Carrier D- 9% ACIC - 6% AmRisc E&S Portfolio Subject Gross Premium Written 6% ACIC 2026 Projected E&S Gross Premium Written = $75M AmRisc Carrier Panel Illustration: (via fronting carrier & net quota share reinsurance) An E&S Allocation Endorsement allows AmRisc to spread policy limits throughout the carrier panel without adverse selection as each carrier shares in the same risk. (assumes 3/1/26 effective start date)

E&S Catastrophe Reinsurance American Coastal Insurance Corporation Open Market Reinsurance All Perils Catastrophe Excess of Loss (CAT XOL) 1@100 w/RPP ACIC Retention (via net quota share) 250 Yr PML 10 Yr PML $10.8M AmRisc Specific Reinsurance Program: ACIC expects to enter into a net quota share agreement with a highly rated reinsurance partner who will buy CAT XOL protection to the 250-year return period (using RMS v22 LT+DS). ACIC’s net retention will be limited to $10.8m per occurrence with no reinstatement exposure after a 1st event and all exposure above the CAT XOL exhaustion point is being retained by the fronting carrier. CAT XOL Program Illustation

E&S Property Market Share American Coastal Insurance Corporation We believe the admitted market in Florida makes sense for most habitational risks due to the FHCF and the individual rating of risk over $5m of TIV. For all other states and risks that are ineligible for the FHCF in Florida or require an AM Best rated carrier, the E&S market represents the best path to sustainable underwriting profitability. Source: Aon

New E&S Carrier American Coastal Insurance Corporation ACES Specialty Insurance Company (“ACES”) is in the process of being formed. ACES will be owned and capitalized by a $30M cash contribution from ACIC as an Arizona domestic surplus lines insurer. ACES is expected to be operational in 2026. ACES unlocks tremendous potential growth opportunities over time. Our preliminary E&S strategy will focus on underwriting commercial property via Skyway Underwriters in Florida, South Carolina and Texas utilizing a fronting carrier partner with an acceptable AM Best rating. Our long-term vision has ACES ultimately becoming a leading specialty commercial property E&S insurer nationwide.

American Coastal Insurance Corporation

E&S Opportunities

Class	Florida	Texas	South Carolina
Apartments	~$140M	~$460M	~$60M
Condo Associations	Core portfolio in-force (Exclusive with AmRisc)	~$390M	~$120M
Homeowners Associations	Core portfolio in-force (Exclusive with AmRisc)	~$730M	~$220M
Assisted Living Facilities	~$100M	~$20M	~$5M
Commercial Property	~$1.2B	~$300M	~$50M
Total	**~$1.4B**	**~$1.9B**	**~$455M**

ACIC has previous underwriting experience with commercial property in South Carolia & Texas and will consider other catastrophe exposed markets where we can deploy our highly specialized expertise to earn strong returns over time.

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Underwriting profitability is still job #1 Target risk is low-rise commercial buildings up to $100 million of total insured value Exposure managed with catastrophe modeling and analytical tools Maintain low net retention of catastrophe risk vs. expected annual earnings Aiming to achieve predictable risk and profitability of each potential policy. Flexible, judgement-based pricing for most risks Cover physical damage to the building and lessors’ risks Partner with leading program managers with unique expertise and capabilities Long-term reinsurance relationships supporting risk transfer strategy Underwriting Strategies American Coastal Insurance Corporation Admitted focus on habitational commercial property in FL only. Condos in Florida (exclusive) 6% Share of nationwide E&S book All products in all states (except condo in Florida) E&S focus on all types of commercial property in all catastrophe exposed areas (except condo in FL).

Insurance Cycle American Coastal Insurance Corporation Excess capacity is expected to continue pressuring rates, deductibles, and other conditions in 2026. Pricing for commercial residential property insurance (CRES) remains solid relative to historical levels. ACIC is taking a long-term view to growing its risk portfolio and believes underwriting profit can be achieved throughout the cycle as reinsurance costs move in sync with our rates. Florida CRES Rates / Technical Model Price

AOP CAT Reinsurance American Coastal Insurance Corporation All other perils (AOP) catastrophe reinsurance provides protection from catastrophe loss events other than named windstorms such as hailstorms, tornados, and other severe convective storm events. $106 million up to Effective Jan 1, 2026 – Dec 31, 2026 Secondary Perils Protection on the first & second events $10 million AOP CAT retention generally limited to: on the first & second events

CAT AGG Reinsurance American Coastal Insurance Corporation Aggregate (AGG) catastrophe reinsurance provides protection from aggregate catastrophe losses in excess of $40 million during the coverage year. This reinsurance covers all perils. $40 million up to Effective Jan 1, 2026 – Dec 31, 2026 All Perils Aggregate Protection of coverage triggering after $40 million of aggregate losses $20 million Occurrence Cap of

2026 FY Guidance American Coastal Insurance Corporation Earnings Before Income Tax $85M - $100m Total Revenue $335M - $365M ACIC’s goals are to 1st remain profitable every quarter even with a full catastrophe retention loss, and 2nd remain profitable for the full year even with three full catastrophe retentions.

Growth in Liquidity & Book Value American Coastal Insurance Corporation ACIC paid Special Cash Dividends of $0.50 Per Share on January 10, 2025, to shareholders of record on January 2, 2025, and $0.75 Per Share on January 9, 2026, to shareholders of record on January 2, 2026.

Debt In the long-term, we plan to target ≤25% debt to total capital ratio. We plan to reduce but not fully eliminate our long-term debt upon maturity. Equity When management believes ACIC stock is significantly undervalued, we may participate in stock buybacks. The Board of Directors previously authorized repurchasing up to $25 million of ACIC stock (no buybacks to date). Where the Company determines prudent, we may issue further shares to raise capital in lieu of debt issuance. Dividends When our capital position is in excess of our projected needs, particularly, when we experience lower catastrophe losses than what management considers to be a typical year, a special dividend may be declared for shareholders. As a catastrophe exposed underwriter, we believe this approach provides the Company with a stronger capital position than a regular quarterly dividend. Capital Allocation American Coastal Insurance Corporation

ACIC Investment Thesis American Coastal Insurance Corporation Deep Underwriting Expertise Sophisticated multi-model underwriting & best-in-industry data capture capabilities. 08:00 Growth via ACES & Skyway Underwriters Dedicated, wholly owned E&S paper and MGA capabilities will drive earnings growth. AmRisc Partnership – Exclusive for FL Condos The leading commercial property managing general agent (MGA) in the U.S. Above-average Risk Characteristics Focusing on low-rise and garden-style commercial residential buildings. Consistent Profitability¹ Achieved underwriting profitability every year since inception (2007). Strong Reinsurance Support Risk transfer designed to mitigate potential volatility from catastrophe losses. ¹GAAP results for AmCoastal only

Contact Us American Coastal Insurance Corp. 570 Carillon Parkway, Suite 100 Saint Petersburg, FL 33716 Transfer Agent Equiniti Trust Company, LLC 48 Wall Street, Floor 23 New York, NY 10005 (800) 937 5449 helpast@equiniti.com American Coastal Insurance Corporation Investor Relations Mr. Alexander Baty VP of Finance & Investor Relations investorrelations@amcoastal.com (727) 425-8076 Mr. Jeremy Hellman The Equity Group Inc. jhellman@equityny.com (804) 595-2083